June 24, 2009

Baoding Shengde Paper Co., Ltd

And

Liu Zhenyong

Zhao Shuangxi

Liu Xiaodong

__________________________________________

of

Hebei Baoding Orient Paper Milling Co., Ltd

Proxy Agreement

__________________________________________

Proxy Agreement

This Proxy Agreement (the “Agreement”) is entered into as June 24, 2009 between the following parties in Baoding

1.	Baoding Shengde Paper Co. Ltd(referred to as Shengde Paper)

Registered Address: Nanwaihuan Road, Xushui County, Hebei Province, China

2.	Hebei Baoding Orient Paper Milling Co., Ltd referred as Orient Paper

Registered Address: Wuji Village, Xushui County,Hebei Province, China

3.	Liu Zhenyong

ID:13062519630822311X

Address:Liuzhuang, Cuizhuang Town, Xushui County, Hebei Province

4.	Zhao Shuangxi

ID:13242319640606005X

Address:Hujiaying, Liucun Town, Xushui County, Hebei Province

5.	Liu Xiaodong

ID:132423197408117114

Address:#113, No 268, Chaoyang South Avenue, Xinshi District, Baoding City, Hebei Province

(Liu Zhenyong, Zhao Shuangxi and Liu Xiaodong hereby are together referred to as “Shareholder or Shareholders”.)

Whereas:

1.	Liu Zhenyong, Zhao Shuangxi and Liu Xiaodong established Orient Paper and own the equity interests of Orient Paper.

2.	Orient Paper is willing unlimitedly entrust the person designated by Shengde Paper with the shareholder’s voting right at the shareholder’s meeting of Orient Paper.

NOW THEREFORE, the parties agree as follows:

Article I   Entrust of Voting Rights

1.1

Shareholders hereby agree to irrevocably entrust the person designated by Shengde Paper with his shareholder’s voting rights and other shareholder’s right for representing him to exercise such rights at the shareholder’s meeting of Orient Paper in accordance with the laws and its Article of Association as the following (hereafter referred to as “Entrusted Rights”):

(1)  Representative of the shareholders must attend Orient Paper’s shareholder’s meeting;

(2)  Representing to act shareholders’ voting rights in shareholder’s meetings;

(3)	Call on for temporary shareholders’ meetings;

(4)  Act other voting rights in accordance with articles of association of Orient Paper (including other voting rights of shareholders in the restated articles of association).

1.2	Each shareholder will shoulder relevant responsibilities for any legal consequences by the acts of Shengde Paper to perform the Entrusted Rights.

1.3

Shareholders hereby agree that Shengde Paper can perform the above Entrusted Rights without consent of the shareholders. However, Shengde Paper shall notify each shareholder immediately after resolutions are reached.

Article 2    Knowledge

2.1

In order to realize the Entrusted Rights, Shengde Paper is entitled to learn about any information related to Orient Paper’s operation, business, client, accounting, and employees, and review related materials. Orient Paper shall use all its best endeavors to cooperate.

Article 3    Performance of Entrusted Rights

3.1

Under necessary circumstances, Shengde Paper can designate a person (one or several) within its Company who accepts the entrustment authorized by Shengde Papert, and this person shall represent to exercise his shareholder’s voting rights and shareholder’s rights pursuant to this Agreement.

3.2

Shareholders shall offer full assistance to help Shengde Paper act its entrusted rights, including signing shareholders’ resolution and other related legal documents concerning Orient Paper decided by Shengde Paper, such as documents to meet governmental requirements for approval and registration).

3.3

If in any time within the term of the Agreement, the entrusted rights cannot be realized by any reason excluding the breach of agreement by the shareholders and Orient Paper, each party shall impel a similar replacement, and sign amendments to revise or adjust the terms and conditions of this Agreement to assure the realization of the purpose of this Agreement.

Article 4    Obligation and Remedies

4.1	The parties hereby agree that Shengde Paper shall not be asked for any remedy or obligation under the terms of this Agreement.

4.2

The shareholders and Orient Paper agree to remedy any losses of Shengde Paper incurred under the terms of this Agreement and prevent it from damages, including but not limited to losses related to laws suits, arbitrations, claims, governmental administrative searches, penalties, provided that such losses are due to Shengde Paper intentional act or serious negligence.

Article 5    Representations and Warranties

5.1	The shareholders jointly and severally represent and warrant as the following

5.1.1  Each of them has the legal right and full power and authority to enter into and perform this Agreement, which when executed will constitute valid and binding obligations in accordance with their respective terms.

5.1.2  Each of them has been authorized with full power to sign and perform this Agreement.. The agreement has been duly signed and delivered by them. The Agreement construes legal binding obligations for each of them and can be executed in accordance with the terms and conditions of this Agreement.

5.1.3  On the date of this Agreement, Each of them is Orient Paper’s lawful shareholder. Except for the rights designated by this Agreement, No other third party will ask for the Entrusted rights. According to this Agreement, Shengde Paper can act its Entrusted rights fully and completely according to the effective articles of associations of Orient Paper.

5.2	Shengde Paper and Orient Paper jointly and severally represent and warrant as the following:

5.2.1  Each of them has the legal right and full power and authority to enter into and perform this Agreement, which when executed will constitute valid and binding obligations in accordance with their respective terms.

5.2.2  Each of them has been authorized with full power to sign and perform this Agreement.

5.3	Each Shareholder represents and warrants as the following:

5.3.1  On the date of this Agreement, Shareholders are Orient Paper’s lawful shareholders. Except for the rights designated by this Agreement, No other third party will ask for the Entrusted rights. According to this Agreement, Shengde Paper can act its Entrusted rights fully and completely according to the effective articles of associations of Orient Paper.

Article 6  Term of This Agreement

6.1

This Agreement has been duly executed by the parties’ authorized representatives. The parties hereby acknowledge that if either of the shareholders holds the equity interests of Orient Paper, the other person shall continue to perform this Agreement without time limit.

6.2

If any shareholder transfers it equity interest in Orient Paper with advance consent of Shengde Paper, it will cease to be a party of this Agreement, while the obligation and commitment of the other shareholder shall not be negatively affected.

Article 7  Notice

7.1	Any communications among parties of this Agreement, including notice, requirement and offer shall be delivered in written form.

7.2

In the case of transmission by facsimile, the transmission shall be deemed delivered upon delivery; In case of delivering face to face, the transmission shall be deemed delivered upon delivery; all notices or communications sent by registered mail shall be deemed delivered five (5) Business Days from the time of posting.

Article 8  Breach of Agreement

8.1

The Parties agree and confirm that if any party (the “Breaching Party”) materially breach any terms of this Agreement or unable to perform any obligation under this Agreement, it will constitute a “Breach” act. Other party (the “Observant Party”) shall ask for remedy measures in reasonable time. If the Breaching Party does not perform any remedy measures in the reasonable time required by the Observant Party or within 10 days after the written notice of the Observant Party, then (1) if the shareholders or Orient Paper is the breaching party, Shengde Paper can terminate this Agreement and ask for remedies; (2) if Shengde Paper is the breaching party, the observant party shall ask for remedies, but cannot terminate the Agreement.

8.2	The rights and remedies designated by this Agreement are accumulative, and do not exclude other rights or remedies under laws and regulations.

8.3	Article 8 shall survive after the agreement is ceased or terminated.

Article 9  Miscellaneous

9.1	This Agreement shall be executed in five (5) original copies in Chinese and is hold respectively by each Party, and each original copy has the same legal effect.

9.2	The execution, validity, interpretation, performance, amendment, termination and the dispute resolution of this agreement are governed by the laws of PRC

9.3

The Parties shall strive to settle any dispute, conflicts, or compensation claims arising from the interpretation or performance (including any issue relating to the existence, validity and termination) in connection with this Agreement through friendly consultation. In case no settlement can be reached within thirty (30) day after one party ask for the settlement, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration award shall be final and conclusive and binding upon the Parties.

9.4

Any right, power or remedy granted to a party by one term of this agreement does not exclude the party from any right, power or remedy granted by other terms or laws and regulations. And one party’s performance of its right, power and remedy does not exclude the party from performing other right, power and remedy.

9.5

No failure or delay by any Party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

9.6	The headings are for convenience and under no circumstances; the headings shall affect the interpretation of the articles of the agreement.

9.7

This Agreement is severable. If any clause of this Agreement is judged as invalid or non-enforceable according to relevant PRC Laws, such clause shall be deemed invalid only within the applicable area of the PRC Laws, and without affecting other clauses hereof in any way.

9.8

The Parties may amend and supply this Agreement with a written agreement. The amendment and supplement duly executed by the Parties shall be a part of this Agreement and shall have the same legal effect as this Agreement.

9.9	Without prior written approval of one party , the other party can not transfer, pledge or assign any right, benefit or obligation under this agreement.

9.10	This agreement is binding to all the parties herein and their respective lawful successors and assignees.

The parties hereby sign as the following:

Baoding Shengde Paper Co., Ltd

(seal)

Signature: /s/ Liu Zhenyong

Name: Liu Zhenyong

Legal Representative/Authorized Representative

Hebei Baoding Orient Paper Milling Co., Ltd

(seal)

Signature: /s/ Liu Zhenyong

Name: Liu Zhenyong

Legal Representative/Authorized Representative

Liu Zhenyong

Signature: /s/ Liu Zhenyong

Zhao Shuangxi

Signature: /s/ Zhao Shuangxi

Liu Xiaodong

Signature: /s/ Liu Xiaodong